Exhibit 99.2

LEVEL 3 COMMUNICATIONS SUMMARY FINANCIAL RESULTS (Communications Revenue)

$ in Millions

2010 Reporting Format

	3Q09	4Q09	QoQ % Change	4Q09 % CNS	4Q09 % Total
Core Network Services Revenue
Wholesale	$347	$353	2%	50%	39%
Large Enterprise and Federal	123	129	5%	18%	14%
Mid-Market	155	151	-3%	22%	17%
Europe	75	73	-3%	10%	8%
Total Core Network Services	700	706	1%	100%	78%

Wholesale Voice	159	162	2%		18%
Other	42	38	-10%		4%

Total Communications Revenue	$901	$906	1%		100%

LEVEL 3 COMMUNICATIONS SUMMARY FINANCIAL RESULTS (Communications Revenue)

$ in Millions

	3Q09	4Q09	QoQ % Change	4Q09 % CNS	4Q09 % Total
Core Network Services Revenue
Infrastructure	$137	$140	2%	20%	16%
Transport	286	288	1%	41%	32%
Data Services	173	175	1%	25%	19%
Voice (Local & Enterprise)	105	103	-2%	14%	11%
Total Core Network Services	701	706	1%	100%	78%

Wholesale Voice Services	158	162	3%		18%
Other	42	38	-10%		4%

Total Communications Revenue	$901	$906	1%		100%